[Letterhead of Cleary, Gottlieb Steen and Hamilton]


Writer's Direct Dial:  (212) 225-2890

                                                              March 8, 1999



GE Capital Mortgage Services, Inc.
Three Executive Campus
Cherry Hill, New Jersey  08002

GE Capital Mortgage Funding Corporation
Three Executive Campus, Suite W. 602
Cherry Hill, New Jersey 08002



        Re:    GE Capital Mortgage Services, Inc.
               GE Capital Mortgage Funding Corporation
               Registration Statement on Form S-3 (No. 333-68951)
               --------------------------------------------------

Ladies and Gentlemen:

     We have acted as your special counsel in connection with the above-referenced Registration Statement (the "Registration Statement") and the related prospectus (the "Prospectus") filed pursuant to the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission on December 15, 1998, and amended by filings on February 16, 1999 and March 8, 1999, in respect of Mortgage Pass-Through Certificates (the "Certificates") which you plan to offer in series. Our advice formed the basis for the discussion of federal income tax consequences appearing in the Prospectus under the heading "Federal Income Tax Consequences." Such discussion does not purport to deal with all possible federal income tax consequences of an investment in Certificates, but with respect to those tax consequences which are discussed, in our opinion, the discussion is a fair and accurate summary of the matters addressed therein under existing law and the assumptions stated therein.

     We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to the reference to this firm in the Registration Statement and the Prospectus under the heading "Federal Income Tax Consequences," without admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement or the Prospectus, including this Exhibit.


                              Very truly yours,


                              CLEARY, GOTTLIEB, STEEN & HAMILTON


                              By /s/ David L. Sugerman
                                 ----------------------
                                 David L. Sugerman, a Partner